UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC

(Exact name of registrant as specified in its charter)

United Kingdom	None

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Stanhope Gate, London United Kingdom	W1K 1LN

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Floating Rate Notes due 2009	New York Stock Exchange

5.40% Notes due 2012	New York Stock Exchange

5.90% Notes due 2017	New York Stock Exchange

6.45% Notes due 2037	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-145848
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

The Registrant hereby amends and supplements its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 11, 2007 to include the final forms of fixed rate security and floating rate security, which are attached to the Officer’s Certificate set forth in Exhibit 4 of Item 2 hereof.  Item 1 and, except for the change noted above, Item 2 of the Registration Statement remain unchanged.

Item 1. Description of Registrant’s Securities to be Registered

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2007 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities.  The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the "Securities Act").  On September 4, 2007, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, a prospectus dated August 31, 2007 (the “Prospectus”) and a preliminary prospectus supplement dated September 4, 2007.  On September 7, 2007, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, the Prospectus and a final prospectus supplement dated September 5, 2007 (the “Prospectus Supplement”).  The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 10 through 21 and “Certain UK and US Federal Tax Considerations” on pages 26 through 33 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-15 to S-20 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

1.	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-145848)).

2.	Prospectus (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)(2)).

3.
Indenture, between the Registrant and The Bank of New York, as successor Trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165)).

4.	Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities, including a form of Fixed Rate Security and Floating Rate Security.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTRAZENECA PLC (Registrant)

By:	/s/ Graeme Musker

	Name:	Graeme Musker
	Title:	Group Solicitor & Secretary

Date: September 20, 2007